EXHIBIT 6

                  CONSENT OF JORDEN BURT BERENSON & JOHNSON LLP


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                                           April 24, 1997



Phoenix Home Life Mutual Insurance Company
One American Row
Hartford, Connecticut  06115


Ladies and Gentlemen:

    We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 13 to the Registration Statement on Form S-6 (Registration No. 33-6793) filed by Phoenix Home Life Mutual Insurance Company and Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933, as amended.



                                           Very truly yours,


                                           /s/Jorden Burt Berenson & Johnson LLP
                                           Jorden Burt Berenson & Johnson LLP